UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2018

SIGMA DESIGNS, INC.

(Exact name of registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47467 Fremont Boulevard

Fremont, CA 94538

(510) 897-0200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 17, 2018, Sigma Designs, Inc. (the “Company” or “Sigma Designs”) held a special meeting of shareholders (the “Special Meeting”) at its offices in Fremont, California. As of the close of business on February 26, 2018, the record date, there were 39,499,507 shares issued, outstanding and eligible to vote at the Special Meeting.

Shareholders of the Company who collectively held 28,844,263 shares of common stock or 73% of the common stock entitled to vote were present at the Special Meeting in person or by proxy and constituted a quorum. Shareholders of the Company voted on and approved the following four proposals, with the final results included below:

Proposal 1: To approve the sale to Silicon Laboratories Inc. (“Silicon Labs”) of all of the assets which relate to Sigma Designs’ Z-Wave business, including all of Sigma Designs’ equity interest in certain of its subsidiaries engaged in the Z-Wave business, and the assumption by Silicon Labs of all of Sigma Designs’ liabilities related to its Z-Wave business, for $240 million in cash pursuant to an Agreement and Plan of Merger, dated as of December 7, 2017 (the “Agreement”), by and among Silicon Labs, a Delaware corporation, Seguin Merger Subsidiary, Inc., a California corporation and a wholly owned subsidiary of Silicon Labs (“Merger Sub”), and Sigma (the “Asset Sale Proposal”).

For	Against	Abstain
28,621,056	218,500	4,707

Proposal 2: To approve the voluntary liquidation and dissolution of Sigma Designs’ (the “Liquidation”) pursuant to a Plan of Liquidation and Dissolution (the “Liquidation Proposal”).

For	Against	Abstain
28,600,632	235,061	8,570

Proposal 3: To approve on a non-binding, advisory basis, certain compensation that may be paid or become payable to Sigma Designs’ current and former named executive officers that is based on or otherwise relates to the Asset Sale and the Liquidation (the “Golden Parachute Compensation Proposal”).

For	Against	Abstain
27,601,660	1,159,240	83,363

Proposal 4: To adjourn the special meeting to solicit additional votes to approve the Asset Sale Proposal or the Liquidation Proposal, if necessary or appropriate (the “Adjournment Proposal”).

For	Against	Abstain
27,453,838	1,357,433	32,992

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2018

SIGMA DESIGNS, INC.

By:	/s/Elias Nader
Elias Nader
Interim President and Chief Executive Officer; and Chief Financial Officer